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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             LORAL SPACE & COMMUNICATIONS LTD.
                                          --------------------------------------

                                                        Registrant
Date:  August 13, 1998
                                                    MICHAEL P. DEBLASIO
                                          --------------------------------------
                                                   Michael P. DeBlasio
                                               First Senior Vice President
                                               and Chief Financial Officer
                                              (Principal Financial Officer)
                                                           and
                                             Registrant's Authorized Officer

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